Mayflower Vehicle
Systems Truck Group
Consolidated Financial Statements as of and for
The Years Ended December 31, 2004, 2003, and 2002
and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Shareholders of Commercial Vehicle Group, Inc.

We have audited the accompanying consolidated balance sheet of Mayflower Vehicle Systems Truck Group (the “Company”, a division of Mayflower US Holdings, Inc.) as of December 31, 2003 and the related consolidated statements of operations, divisional equity, and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 18, 2005

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Shareholders of Commercial Vehicle Group, Inc.

We have audited the accompanying consolidated balance sheet of Mayflower Vehicle Systems Truck Group (the “Company”, a division of Mayflower US Holdings, Inc.) as of December 31, 2004 and the related consolidated statements of operations, divisional equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 18, 2005

Toronto, Canada

MAYFLOWER VEHICLE SYSTEMS TRUCK GROUP
CONSOLIDATED BALANCE SHEETS
YEARS ENDED DECEMBER 31, 2004 AND 2003
(in thousands)
ASSETS	2004	2003
CURRENT ASSETS:
Cash and cash equivalents	$12,675	$5,184
Accounts receivable — net of reserve for doubtful accounts of $739 and $274, respectively	31,382	20,474
Inventories	9,732	6,932
Tooling	1,776	1,829
Deferred income taxes	6,971	5,680
Other current assets	2,368	1,728

Total current assets	64,904	41,827

PROPERTY, PLANT AND EQUIPMENT
Land and buildings	26,607	26,300
Machinery and equipment	45,220	42,416
Furniture & fixtures	931	2,142
Computer equipment/software	7,513	6,814
Construction in progress	651	1,160
Less accumulated depreciation	(44,768)	(40,273)

Property, plant and equipment — net	36,154	38,559
OTHER ASSETS	437	421

	$101,495	$80,807

LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,447	$15,045
Accrued liabilities	23,348	16,120

Total current liabilities	40,795	31,165

OTHER LONG-TERM LIABILITIES
Pension	7,769	6,666
Retiree medical	3,968	4,119
Deferred income taxes	1,779	1,331

Total other long-term liabilities	13,516	12,116
Total liabilities	54,311	43,281

COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)
DIVISIONAL EQUITY:
Divisional equity	49,976	39,944
Other comprehensive loss	(2,792)	(2,418)

Total divisional equity	47,184	37,526

	$101,495	$80,807

See notes to consolidated financial statements.

MAYFLOWER VEHICLE SYSTEMS TRUCK GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(in thousands)
	2004	2003	2002
REVENUES	$206,457	$136,133	$102,433
COST OF SALES	181,209	127,735	101,756
Gross profit	25,248	8,398	677
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,659	3,034	3,782
Operating income (loss)	21,589	5,364	(3,105)
INTEREST INCOME	170	100	149
OTHER (EXPENSE) INCOME	(765)	1,715	171
ROYALTY AND MANAGEMENT FEES	—	(3,776)	(2,784)
Income (loss) before provision (benefit) for income taxes	20,994	3,403	(5,569)
PROVISION (BENEFIT) FOR INCOME TAXES	7,865	1,338	(1,921)
NET INCOME (LOSS)	$13,129	$2,065	$(3,648)

See notes to consolidated financial statements.

MAYFLOWER VEHICLE SYSTEMS TRUCK GROUP
CONSOLIDATED STATEMENTS OF DIVISIONAL EQUITY
(in thousands)

		Accumulated
	Divisional	Other Comprehensive
	Equity	Loss	Total

BALANCE—December 31, 2001	$65,356	$(393)	$64,963
Net loss	(3,648)	—	—
Additional minimum pension liability	—	(2,332)	—
Total comprehensive loss			(5,980)
Advances to related parties (Note 4)	(11,106)	—	(11,106)
BALANCE—December 31, 2002	50,602	(2,725)	47,877
Net income	2,065	—	—
Additional minimum pension liability	—	307	—
Total comprehensive income			2,372
Advances to related parties (Note 4)	(12,723)	—	(12,723)
BALANCE—December 31, 2003	39,944	(2,418)	37,526
Net income	13,129	—	—
Additional minimum pension liability	—	(374)	—
Total comprehensive income			12,755
Advances to related parties (Note 4)	(3,097)	—	(3,097)
BALANCE—December 31, 2004	$49,976	$(2,792)	$47,184

See notes to consolidated financial statements.

MAYFLOWER VEHICLE SYSTEMS TRUCK GROUP
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(in thousands)
	2004	2003		2002
CASH FLOWS FROM OPERATING ACTIVITIES:
		$
Net income (loss)	$13,129		2,065		$(3,648)
Depreciation and amortization	4,927		5,171		5,017
Loss (gain) on sale of assets	21		135		(638)
Deferred taxes	(843)		(124)		(3,265)
Pension asset	(16)		52		11
Change in other operating items:
Receivables	(10,908)		(5,965)		254
Inventories	(2,800)		2,398		(52)
Accounts payable	2,402		8,817		(298)
Accrued liabilities	7,229		4,125		720
Other	(9)		(1,953)		2,053

Net cash provided by operating activities	13,132		14,721		154

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,634)		(1,748)		(1,452)
Other	90		705		1,624

Net cash provided by (used) in investing activities	(2,544)		(1,043)		172

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances to related parties (Note 4)	(3,097)		(12,723)		(11,106)
Collections on intercompany receivable	-		3,784		4,215

Net cash used in financing activities	(3,097)		(8,939)		(6,891)

Net increase (decrease) in cash and cash equivalents	7,491		4,739		(6,565)
Cash and cash equivalents — beginning of year	5,184		445		7,010

		$		$
Cash and cash equivalents — end of year	$12,675		5,184		445

SUPPLEMENTAL CASH FLOW INFORMATION:
		$		$
Cash paid for income taxes	$146		112		62
See notes to consolidated financial statements

MAYFLOWER VEHICLE SYSTEMS TRUCK GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. ORGANIZATION AND BACKGROUND

On February 7, 2005, Commercial Vehicle Group, Inc. (“CVG”) acquired the Truck Group operations (the “Company”) of Mayflower Vehicle Systems, Inc. (“MVS”) which in turn is a wholly owned subsidiary of Mayflower US Holdings, Inc. (“Mayflower”) which is a wholly owned subsidiary of Mayflower plc, the UK Parent Company. The consideration paid in the acquisition consisted of cash in the amount of $107.5 million. No purchase accounting adjustments have been recorded in these accompanying consolidated financial statements for the acquisition of the Company by CVG. The Mayflower Vehicle Systems Truck Group financial information provided is the carve out of MVS Truck Group operations as described below.

The Company manufactures truck cabs and components for the North American heavy truck markets, along with various assemblies and components for the US automotive markets. The Company has manufacturing operations located in Ohio and North Carolina, along with an Engineering and Sales office in Michigan. These operations are referred to as the Truck Group operations. In addition, MVS also operated a facility in South Charleston (“South Charleston”) that manufactured parts for the North American Automotive and Truck markets and represented approximately 50% of the consolidated revenue of MVS.

These consolidated financial statements have been prepared to reflect only the Truck Group operations and to exclude the assets, liabilities and financial results of South Charleston, and are referred to herein as “carve-out” financial statements. The accompanying carve-out balance sheets, statements of operations, and statements of cash flows have been to facilitate CVG’s compliance with the rules and regulations of the Securities and Exchange Commission. These financial statements have been prepared on a historical cost basis from the books and records maintained by the Company, on the basis of established accounting methods, practices and procedures (Note 2) and the accounting judgments and estimation methodologies used by the Company. The Company never operated as a separate entity, but rather was an integrated part of Mayflower’s consolidated business and accordingly, the amounts in the accompanying financial statements may not be indicative of the financial position, results of operations, and cash flows that would have resulted had the Company operated as a separate entity.

The carve-out financial statements include the direct revenue and direct operating expenses that relate to the Company. Direct operating expenses include salaries and wages, fringe benefits, materials, depreciation, and other expenses solely attributable to the Company. Other costs and expenses have been allocated based on the revenues of the Company compared to the consolidated revenue of MVS. In addition, the carve-out financial statements also include allocations of corporate expenses which are determined by Mayflower plc and include banking, insurance services, and corporate overhead of $3.8 million in 2003 and $2.8 million in 2002. During 2004, no allocations occurred as Mayflower plc provided none of these services. The carve-out balance sheet includes assets and liabilities directly attributable to the Company and excludes amounts related to South Charleston, in certain circumstances assets and liabilities have been allocated based on the relative size of the Company to MVS. Furthermore, the net investment in the Truck Group operations is reflected on the consolidated balance sheet as divisional equity and reflects a reduction for net advances made to the Company’s parent. These advances do not bear interest.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of the Company and it’s wholly owned subsidiaries. As described above, these financial statements exclude activity associated with South Charleston. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents— Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less. Cash equivalents are stated at cost which approximates fair value.

Letter of credit—At December 31, 2004 the Company has outstanding an irrevocable letter of credit in the amount of $1 million in respect of certain self-insured workers compensation liabilities

Inventories—Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method. Reserves have been established for obsolete inventory, slow moving inventory and a standard to actual adjustment.

Inventories consisted of the following as of December 31 (in thousands):

	2004	2003
Raw materials	$4,709	$2,597
Work in process	5,183	4,650
Finished goods	340	528
Less: Inventory reserves	(500)	(843)

	$9,732	$6,932

Customer Tooling Programs —Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in the production or procurement of customer-owned tooling to be used by the Company in the manufacture of its products. The Company receives a specific purchase order for this tooling and is reimbursed by the customer within one operating cycle. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

Property, Plant and Equipment—Property, plant and equipment are recorded at cost. For financial reporting purposes, depreciation is provided using the straight-line method over the following estimated useful lives:

Buildings and Improvements Machinery and Equipment Furniture and Fixtures Computer Equipment / Software	12 to 40 years 3 to 20 years 3 to 5 years 3 to 8 years

Leasehold improvements are depreciated over the remaining life of the lease.

An accelerated depreciation method is used for tax reporting purposes.

Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the related item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values after considering proceeds are charged or credited to income.

The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company had no impairment during 2002, 2003 or 2004.

Revenue Recognition—The Company recognizes revenue as its products are shipped from its facilities to its customers, which is when title passes to the customer. Engineering service revenue is recognized in the month it is performed.

Warranty— The Company is subject to warranty claims for products that fail to perform as expected due to design or manufacturing deficiencies. Customers continue to require their outside suppliers to guarantee or warrant their products and bear the cost of repair or replacement of such products. Depending on the terms under which the Company supplies products to its customers, a customer may hold the Company responsible for some or all of the repair or replacement costs of defective products, when the product supplied did not perform as represented. The Company’s policy is to reserve for estimated future customer warranty costs based on historical trends and current economic factors. As the warranty is an estimate of future obligations, it is based on certain assumptions including previous experience. The nature of this estimate is such that actual payments made in respect of warranty claims could differ from the amount estimated.

The following presents a summary of the warranty provision for the years ended December 31 (in thousands):

	2004	2003
Balance – Beginning of the year	$3,917	$2,916
Additional provisions recorded	1,594	1,986
Deduction for payments made	(742)	(985)

Balance – End of year	$4,769	$3,917

Royalty and Management Fees —The Company shares the costs of certain services that are common to or provided by Mayflower plc. These services include banking, insurance services, and corporate overhead. The Company’s allocation of these services, which reflects the amounts recorded in the consolidated financial statements, is based on a percentage of budgeted revenue. No such services were charged during 2004.

Income Taxes—The Company accounts for income taxes following the provisions of SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

Comprehensive Income (Loss)—The Company follows the provisions of SFAS No. 130, Reporting Comprehensive Income, which established standards for reporting and display of comprehensive income and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income (loss) represents net income (loss) adjusted for minimum pension liability. In accordance with SFAS No. 130, the Company has chosen to disclose comprehensive income (loss) in the consolidated statements of stockholders’ investment.

Fair Value of Financial Instruments—At December 31, 2004, the Company’s financial instruments consist of cash, accounts receivable, accounts payable, and accrued liabilities. The carrying value of these instruments approximates fair value as a result of the short duration of such instruments.

Use of Estimates—The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosures of contingent liabilities at the date of the financial statements, along with the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements—In December 2003, the FASB issued SFAS No. 132®, a revision to SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits. SFAS No. 132® does not change the measurement or recognition related to pension and other postretirement plans required by SFAS No. 87, Employers’ Accounting for Pensions, SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions, and retains the disclosure requirements contained in SFAS No. 132. SFAS No. 132® requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. SFAS No. 132® is effective for financial statements with fiscal years ending after December 15, 2003, with the exception of disclosure requirements related to foreign plans and estimated future benefit payments, which are effective for fiscal years ending after June 15, 2004. The Company has included the required disclosures in Note 8 to the consolidated financial statements. The adoption of SFAS No. 132® did not impact the Company’s consolidated balance sheet or results of operations.

In November 2002, the FASB issued FIN 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, (“FIN 45”). FIN 45 clarifies the requirements for a guarantor’s accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 did not have an impact on the Company’s consolidated balance sheet or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 addresses the consolidation of variable interest entities, including entities commonly referred to as special purposes entities. The Company will be required to adopt the provisions of FIN 46 during 2005 but does not anticipate that it will have an impact on the Company’s consolidated balance sheet or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Generally, SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and was otherwise effective for the Company at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company’s consolidated balance sheet or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs. This Statement requires that abnormal amounts of idle facility expense, freight, handling costs, and spoilage be recognized as current-period charges. The Statement also requires that fixed production overhead be allocated to conversion costs based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred by the Company beginning in fiscal year 2006. The Company is in process of determining the impact adoption of this Statement will have on its results of operations.

3. ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of December 31 (in thousands):

	2004	2003
Payroll Accruals	$1,143	$868
Health Insurance	761	889
Workers’ Compensation	1,020	939
Warranty Reserve	4,769	3,917
Income Taxes	10,031	1,459
Royalty and Management Fees to Mayflower plc	—	3,776
Other	5,624	4,272

	$23,348	$16,120

4. RELATED PARTY TRANSACTIONS

As noted in Note 1, Mayflower plc provided banking, insurance services, and various other services to the Company. The Company was charged $3.8 million in 2003 and $2.8 million in 2002 related to these services. The Company’s payable with related parties related to these services was $3.8 million as of December 31, 2003 recorded within accrued liabilities. During 2004, no services were provided by Mayflower plc.

In addition, the Company has also advanced surplus cash funds to its parent which resulted in a decrease of Divisional Equity of $3.1 million, $12.7 million, and $11.1 million in 2004, 2003, and 2002.

The Company also provided various management services to South Charleston.

5. INCOME TAXES

As the company was part of the consolidated MVS tax return, the provision for federal and state income taxes in these financial statements is based on the amount of tax that would have been provided if separate federal and state income tax returns were filed for the Company.

A reconciliation of income taxes computed at the statutory rates to the reported income tax provision for the years ended December 31 is as follows (in thousands):

	2004	2003	2002
Federal provision at statutory rate	$7,348	$1,157	$(1,893)
State taxes, net of federal benefits	501	167	(43)
Other	16	14	15

Provision (benefit) for income taxes	$7,865	$1,338	$(1,921)

The provision for income taxes for the years ended December 31 is as follows (in thousands):

	2004	2003	2002
Current	$8,482	$1,640	$(10)
Deferred	(617)	(302)	(1,911)

Provision (benefit) for income taxes	$7,865	$1,338	$(1,921)

A summary of deferred income tax assets and liabilities is as follows as of December 31 (in thousands):

	2004	2003
Current deferred tax assets:
Accounts receivable	$228	$68
Inventory	187	169
Warranty costs	1,548	1,289
Other accruals not currently deductible for tax purposes	5,008	4,154

Net current deferred assets	$6,971	$5,680

Noncurrent deferred tax liabilities:
Amortization lives and methods	$(4,594)	$(3,782)
Pension obligations	2,815	2,451

Net noncurrent deferred tax liabilities	$(1,779)	$(1,331)

The deferred income tax provision consists of the change in the deferred income tax assets, adjusted for tax impact of the other comprehensive income (loss) item.

6. MAJOR CUSTOMERS

Customers that accounted for a significant portion of consolidated revenues for the years ended December 31, 2004, 2003 and 2002 were as follows:

	2004	2003	2002
International	42.4%	30.6%	5.5%
Freightliner	15.2	18.1	23.6
Mack	24.6	27.6	40.9
Ford	7.4	12.1	—

As of December 31, 2004 and 2003, receivables from these customers represented 92% and 91% of total receivables, respectively.

7. COMMITMENTS AND CONTINGENCIES

401(k) Plans—The Company sponsors various 401(k) employee savings plans covering all eligible employees, as defined. Eligible employees can contribute on a pretax basis to the plan. In accordance with the terms of the 401(k) plans, the Company elects to match a certain percentage of the participants’ contributions to the plans, as defined. The Company recognized expense, associated with these plans, of approximately $455,000, $404,000, and $355,000 in 2004, 2003, and 2002, respectively.

Leases—The Company leases office, warehouse space and certain equipment under operating lease agreements that require it to pay maintenance, insurance, taxes and other expenses in addition to annual rentals. Lease expense was approximately $660,000, $674,000, and $870,000 in 2004, 2003, and 2002, respectively. Future minimum annual rental commitments at December 31, 2004 under these leases are as follows (in thousands):

Year Ending December 31
2005	$614

2006	325

2007	175

2008	172

2009	114

Litigation—The Company is subject to various legal actions and claims incidental to its business, including those arising out of alleged defects, product warranties, employment-related matters and environmental matters. Management believes that the Company maintains adequate insurance to cover these claims. The Company has established reserves for issues that are probable and estimatable in amounts management believes are adequate to cover reasonable adverse judgments not covered by insurance. Based upon the information available to management and discussions with legal counsel, it is the opinion of management that the ultimate outcome of the various legal actions and claims that are incidental to the Company’s business will not have a material adverse impact on the consolidated financial position, results of operations or cash flows of the Company; however, such matters are subject to many uncertainties, and the outcomes of individual matters are not predictable with assurance.

Factoring Agreement—In December 2003, MVS entered into a factoring receivable agreement with HSBC Bank. The Company’s factored receivables that are reflected as a reduction of Accounts Receivable in the amount of $0.2 million and $1.8 million as of December 31, 2004 and 2003, respectively.

8. DEFINED BENEFIT PLAN AND POSTRETIREMENT BENEFITS

Mayflower sponsors three defined benefit plans and two postretirement benefit plans that covers certain hourly and salaried employees. The Company’s employees participate in each of these plans. The salaried defined benefit plan and the salaried/hourly post-retirement benefit plan include South Charleston employees. Except as otherwise stated, the information within the footnotes includes the total obligation including the South Charleston salary employees, however, the amounts recorded within the financial statements exclude an estimate of the amounts related to South Charleston based on actuarial allocations. The Company’s policy is to make annual contributions to the defined benefit plans to fund the normal cost as required by federal regulations. The amounts recorded in the accompanying consolidated financial statements are as follows as of December 31 (in thousands):

	2004	2003
Defined Benefit Plans:
Prepaid	$426	$530
Pension Asset	437	421
Liability	(7,769)	(6,666)

Post Retirement Benefit Plan – Liability	$(3,968)	$(4,119)

The change in benefit obligation, plan assets and funded status for the three defined benefit plans as of and for the years ended December 31, 2004 and 2003 consisted of the following:

	Pension Plans
	2004	2003
CHANGE IN BENEFIT OBLIGATION:

BENEFIT OBLIGATION BEGINNING OF YEAR	$26,500	$25,515
SERVICE COSTS	1,407	1,348
INTEREST	1,577	1,465
PLAN AMENDMENTS	352	—
CURTAILMENTS	(728)	—
BENEFITS PAID	(874)	(827)
ACTUARIAL (GAIN) / LOSS	1,131	(1,001)

PROJECTED BENEFIT OBLIGATION AT END OF YEAR	$29,365	$26,500

CHANGE IN PLAN ASSETS:

FAIR VALUE OF PLAN ASSETS AT BEGINNING OF YEAR	$17,572	$13,322
ACTUAL RETURN ON PLAN ASSETS	1,355	2,167
EMPLOYER CONTRIBUTIONS	927	2,962
BENEFITS PAID	(874)	(827)
ADMINISTRATIVE EXPENSES	(80)	(52)

FAIR VALUE OF PLAN ASSETS AT END OF YEAR	$18,900	$17,572

RECONCILIATION OF FUNDED STATUS:

PROJECTED BENEFIT OBLIGATION	$29,365	$26,500
FAIR VALUE OF PLAN ASSETS FUNDED STATUS	18,900	17,572

FUNDED STATUS	$(10,465)	$(8,928)
UNRECOGNIZED PRIOR SERVICE COST	429	487
UNRECOGNIZED NET (GAIN) / LOSS	6,990	6,201

(ACCRUED PENSION LIABILITY)/ PREPAID BEFORE MINIMUM LIABILITY RECOGNITION
	$(3,046)	$(2,240)
LESS: ACCRUED PENSION LIABILITY RELATED TO SOUTH CHARLESTON	559	345
ADJUSTMENTS REQUIRED TO RECOGNIZE MINIMUM LIABILITY:
INTANGIBLE ASSET	(437)	(421)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(4,419)	(3,820)

(ACCRUED PENSION LIABILITY) / PREPAID PENSION COST AFTER MINIMUM LIABILITY RECOGNITION
	$(7,343)	$(6,136)

The components of net periodic benefit cost for the years ended December 31, 2004, 2003 and 2002 are as follows (in thousands):

NET PERIODIC BENEFIT COST:	2004	2003	2002
SERVICE COST	$1,407	$1,348	$1,242
INTEREST COST	1,577	1,465	1,543
EXPECTED RETURN ON PLAN ASSETS	(1,587)	(1,320)	(1,128)
AMORTIZATION OF PRIOR SERVICE COST	77	52	53
AMORTIZATION GAIN	258	252	120

NET PERIODIC BENEFIT COST	$1,732	$1,797	$1,830

At December 31, 2004, 2003 and 2002 Company was required to record a minimum pension liability of approximately $5.3 million, $4.3 million and $5.0 million, respectively, which is included in other long-term liabilities and accumulated other comprehensive income (loss), net of tax, in the consolidated financial statements. The Accumulated Benefit Obligation for the pension plans was $27.2 million at December 31, 2004 and $24.0 million at December 31, 2003.

The following table presents the Company’s projected benefit payments for the pension plan as of December 31, 2004 (in thousands):

Year
2005	$935
2006	1,000
2007	1,081
2008	1,165
2009	1,282
Thereafter	9,333

The following weighted-average assumptions were used to account for the pension plans:

	2004	2003
Discount rate	6.0%	6.5%
Expected return on plan assets	9.0%	9.0%
Rate of compensation increase	3.5%	3.5%

The weighted average asset allocations of the Company’s U.S. pension assets at December 31, 2004, and 2003, by asset category, are as follows:

	2004	2003
Fixed income	40%	45%
Equities	60%	55%

Total	100%	100%

The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. The intent of this category is to minimize plan expenses by outperforming plan liabilities over the long run. Risk tolerance is established through careful consideration of plan liabilities, plan funded status, and corporate financial condition. The investment portfolio contains a diversified blend of equity and fixed income investments. Furthermore, equity investments are diversified across U.S. and non-U.S. stocks as well as growth, value, and small and large capitalizations. Other assets such as real estate, private equity, and hedge funds are used judiciously to enhance long-term returns while improving portfolio diversification. Derivatives may be used to gain market exposure in an efficient and timely manner; however, derivatives may not be used to leverage the portfolio beyond the market value of the underlying investments. Investment risk is measured and monitored on an ongoing basis through annual liability measurements, periodic asset/liability studies, and quarterly investment portfolio reviews. The Company expects to contribute $1.049 million to its pension plans in 2005.

In addition, the Company has a postretirement medical benefit plan for certain retirees and their dependents of the U.S. operations, and has recorded a liability for its estimated obligation under this plan.

Below is information related to post-retirement benefits other than pension:

	Retiree Medical
	2004	2003
CHANGE IN BENEFIT OBLIGATION:

BENEFIT OBLIGATION BEGINNING OF YEAR	$5,383	$6,756
EXPERIENCE (GAIN) / LOSS	59	(2,080)
CHANGE IN ACTUARIAL ASSUMPTIONS	227	332
BENEFIT ACCUMULATION	567	612
PAID CLAIMS	(660)	(237)
PLAN SETTLEMENT OR CURTAILMENT (SOUTH CHARLESTON)	(1,042)	—

BENEFIT OBLIGATION END OF YEAR	$4,534	$5,383

FINANCIAL STATEMENT DISCLOSURE:

UNFUNDED ACCUMULATED BENEFIT OBLIGATION	$4,534	$5,383
UNRECOGNIZED PRIOR SERVICE (COST) BENEFIT	88	(136)
UNRECOGNIZED NET LOSS	(654)	(122)

ACCRUED POSTRETIREMENT COST	3,968	5,125
LESS: AMOUNT RELATED TO SOUTH CHARLESTON	—	(1,006)

	$3,968	$4,119

RECONCILIATION OF ACCRUED COST:

ACCRUED COST BEGINNING OF YEAR	$5,126	$4,770
NET PERIODIC POSTRETIREMENT BENEFIT COST FOR PERIOD	544	592
ACTUAL NET EMPLOYERS PAID CLAIMS	(660)	(237)
PLAN SETTLEMENT OR CURTAILMENT (SOUTH CHARLESTON)	(1,042)	—

ACCRUED COSTS END OF PERIOD	$3,968	$5,125

DISCOUNT RATE	5.7%	6.0%

The components of net periodic benefit cost for the retiree medical plans for the years ended December 31 2004, 2003 and 2002 are as follows (in thousands).

NET PERIODIC BENEFIT COST:	2004	2003	2002
SERVICE COST	$287	$330	$391
INTEREST COST	281	282	386
NET AMORTIZATION	(24)	(20)	66

NET PERIODIC BENEFIT COST	$544	$592	$843

Salaried Retiree Medical Plan: Employer cost adjustments will not be greater than 4% per year.

Norwalk Hourly Retiree Medical Plan: For measurement purposes, a 13% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2002. The rate was assumed to decrease gradually to 5.5% through 2010 and remain constant thereafter. Assumed health care cost trend rates can have a significant effect on the amounts reported for postretirement medical benefit plans. A one percentage point change in assumed health care cost impacts on total service and interest cost components or on the postretirement benefit obligation by $115,000.

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